EXHIBIT 32.1

CERTIFICATION OF OFFICERS
OF BIO-BRIDGE SCIENCE, INC.
PURSUANT TO 18 USC ss. 1350

I, Liang Qiao, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The quarterly report on Form 10-Q for the period ended March 31, 2009 of Bio-Bridge Science, Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) Information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2009	/s/ Dr. Liang Qiao
By: Dr. Liang Qiao Chief Executive Officer

I, Chuen Huei (Kevin) Lee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(c) The quarterly report on Form 10-Q for the period ended March 31, 2009 of Bio-Bridge Science, Inc. (the "Company") fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(d) Information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2009	/s/ Chuen Huei (Kevin) Lee
By: Chuen Huei (Kevin) Lee Chief Financial Officer and Principal Accounting Officer